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                                                                  Exhibit 23(h)

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

  We hereby consent to the use of our opinion letter dated March 13, 1997 to the Board of Directors of PanEnergy Corp included as Exhibit D to the Joint Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed combination of Duke Power Company and PanEnergy Corp and to the references to such opinion in such Joint Proxy Statement-Prospectus under the captions "Summary of Joint Proxy Statement-Prospectus--The Merger--Opinions of Financial Advisors," "The Merger-- Background of the Merger," and "The Merger--Opinions of Financial Advisors to PanEnergy."

  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Merrill Lynch, Pierce, Fenner &
                                          Smith Incorporated

                                              /s/ Rob L. Jones
                                          By: _____________________________

March 13, 1997